UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 654 - 999 Canada Place Vancouver, BC, Canada	V6C 3E1
(Address of Principal Executive Offices)	(Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 27, 2014, Ivanhoe Energy Inc. (the “Company”) issued a press release confirming its intention to fully participate in a new services contract presently under discussion for the development of the Block 20 oilfield development project in Ecuador. A copy of this press release is furnished as Exhibit 99.1 to this report.

On August 29, 2014, the Company issued a press release providing brief commentary on its business affairs and a response to the recent trading activity in its share price. A copy of this press release is furnished as Exhibit 99.2 to this report.

On September 3, 2014, the Company issued a press release announcing that it received confirmation from the Listing Qualifications Department of the NASDAQ Stock Market (NASDAQ) that it regained compliance with the $1.00 minimum bid price rule set forth in NASDAQ Listing Rule 5550(a)(2). The Company’s common shares maintained a closing bid price of at least $1.00 per share for the required ten consecutive days, from August 18, 2014 to August 29, 2014. A copy of this press release is furnished as Exhibit 99.3 to this report.

The information furnished pursuant to Item 7.01 of this report, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated August 27, 2014
99.2	Press Release dated August 29, 2014
99.3	Press Release dated September 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2014	IVANHOE ENERGY INC.

/s/ Mary Vincelli
Name: Mary Vincelli
Title: Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated August 27, 2014
99.2	Press Release dated August 29, 2014
99.3	Press Release dated September 3, 2014